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THE SANTA CRUZ OPERATION, INC.                                        EXHIBIT 11

COMPUTATION OF NET PROFIT (LOSS) PER SHARE
(In thousands, except earnings (loss) per share)
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
                                                                                                      Three Months Ended
                                                                                                         December 31,
                                                                                                    1996               1995
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
Weighted average number of common shares outstanding                                               36,909              32,968

Common equivalent shares from outstanding stock options (1)                                           774                  --
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Average common and common equivalent shares outstanding                                            37,683              32,968
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Net profit (loss)                                                                                 $ 3,966            $(32,703)
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Earnings (loss) per share (2)                                                                     $  0.11            $  (0.99)
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

(1) Common equivalent shares from outstanding stock options are not included in three months ended 1995 calculations as they are antidilutive.

(2) Fully diluted earnings per share have not been presented because the effects are not material.